Exhibit 21


Subsidiaries of the Registrant
------------------------------

     The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                                                Incorporated
                                                                ------------

    AngioDynamics, Inc.                                           Delaware

    AngioDynamics Ltd.                                            Ireland

    E-Z-EM Belgium B.V.B.A.                                       Belgium

    E-Z-EM Canada Inc.                                             Canada

    E-Z-EM Caribe, Inc.                                           Delaware

    E-Z-EM International, Inc.                                    Barbados

    E-Z-EM Ltd.                                                   England

    E-Z-EM Nederland B.V.                                         Holland

    E-Z-SUB, Inc.                                                 Delaware

    Enteric Products, Inc.                                        Delaware

    Leocor, Inc.                                                  Delaware

    Toho Kagaku Kenkyusho Co., Ltd.                                Japan

    All subsidiaries of the Registrant are wholly-owned.






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